Exhibit 99.1

FOR IMMEDIATE RELEASE

Chris Raub Named President and CEO of PPM America, Inc.

LANSING, Mich./CHICAGO, Ill. — April 9, 2026 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) and PPM America, Inc. (PPM), an indirect, wholly-owned subsidiary of Jackson, announced today that Chris Raub has been appointed President and Chief Executive Officer of PPM. In this role, Raub will provide oversight for PPM’s executive leadership team with a continued focus on delivering world-class investment performance and service to all clients, including management of Jackson’s general account assets and investment mandates for institutional investors globally.

“Chris’ appointment as CEO of PPM is a natural and well-deserved progression following 27 years of dedicated leadership across PPM and Jackson,” commented Laura Prieskorn, President and Chief Executive Officer of Jackson. “He has demonstrated steady leadership, strategic clarity and deep commitment to our clients and their success. I am confident in his ability to position the firm for continued growth in an evolving investment landscape.”

“It is an honor to step into the role of CEO at a firm that has been such a meaningful part of my professional journey,” added Raub. “I’ve seen firsthand the strength of our people, our culture and our commitment to clients. I have a deep appreciation for the opportunities ahead, and I’m excited to build on our momentum, drive innovation and continue our focus on delivering long-term value for our clients and stakeholders.”

Raub has served in various leadership roles during his tenure with PPM and Jackson including most recently as President of Jackson National Life Insurance Company, and previously as Chief Risk Officer of Jackson, and Senior Managing Director and Head of Insurance Assets at PPM.

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1Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned direct and indirect subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management LLC.

ABOUT JACKSON

Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2025. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for three consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

About PPM America

Our mission is to be seen by clients and their advisors as a consistently reliable partner to help them achieve their long-term value goals.

PPM is a US-based institutional asset manager with $93.73 billion in assets under management as of December 31, 2025.1 Established in Chicago in 1990, PPM offers investment capabilities in public fixed income, commercial real estate debt, private and structured credit, private equity and CLO management. PPM exists to consistently support institutional clients in achieving their long-term value goals. We offer our mentality of hard work, straight talk, full transparency and humility. Our success is supported by a team-based culture that encourages debate, collaboration and consistency. At the center of our belief is the fact that our best ideas to date have and can come from any team member anywhere in our firm. We believe the success of our investment culture is best demonstrated by the strong retention of our clients and investment professionals. For more information, visit ppmamerica.com.

1 AUM includes committed but unfunded capital for PPM’s private equity and commercial real estate businesses. AUM includes both securities issued by PPM CLO vehicles held by PPM separately managed account clients and the underlying collateral assets of the CLO vehicles managed by PPM.

SAFE HARBOR

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2026, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

WEBSITE INFORMATION

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

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Jackson Media Contact:

Patrick Rich

mediarelations@jackson.com

PPM Media Contact:

Julie Bruzek

media@ppmamerica.com

Investor Relations Contact:

Andrew Campbell

andrew.campbell@jackson.com

PR3788 04/26